UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):  March 13, 2009

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	(262) 636-1200

_____________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2009, Modine Manufacturing Company (the “Company” or “Modine”) issued a press release announcing that Scott L. Bowser has been appointed Regional Vice President - Americas effective immediately.  Mr. Bowser replaces Thomas G. Cromwell who submitted his resignation to the Company on March 13, 2008.

Mr. Bowser, age 44, has served in a number of operations and management positions with the Company since 1998, including Managing Director of Modine’s subsidiary, Modine do Brasil Sistemas Termicos Ltda. (May 2006 to present); General Sales Manager – Truck Division (January 2002 through April 2006); and, prior to that time, Plant Manager of the Company’s Pemberville, OH plant.

A copy of the press release referred to above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 18, 2009 regarding appointment of Scott L. Bowser as Vice President - Americas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Margaret C. Kelsey
Margaret C. Kelsey Vice President, Corporate Development, General Counsel and Secretary

Date:  March 19, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 18, 2009 regarding appointment of Scott L. Bowser as Vice President - Americas.

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